Option to Purchase Mineral Claims Agreement


BETWEEN:               FIRSTLINE ENVIRONMENTAL SOLUTIONS INC , A British
Columbia
                                     Incorporated Company in the Dominion of
Canada, also incorporated in
                                     Florida, USA with its registered office at
suite 102-20475 Douglas Crescent
                                     Langley BC V3A 4B6   (previously called
Firstline Recovery Systems Inc.)

                                     (Hereinafter referred to as "Firstline" )

AND:                          GEORGIA INTERNATIONAL MINING CORPORATION, A
Nevada
                                     Incorporated Company of the United States
of America, with its office
                                     At 101 Convention Centers Drive 7th Floor,
Las Vegas, Nevada. 89109

                                     (Hereinafter referred to as "Georgia" )

Firstline has granted Georgia the right to mine minerals from mineral claims owned by Firstline Recovery Systems Inc in Burns Mountain area located in the Caribou District, British Columbia. The Mineral Claims encompass 3,900 hectares or 12,000 acres. The claim, known as the Burns Group Mineral Claims, was explored during the year 2004 and the report prepared by the professional geologist indicated positive result for Gold, Silver, Copper and other minerals deposits. The option is exercisable according to the terms and conditions set here below:

Terms and Conditions:
1.	Firstline is the sole owner and operator of deposits of Mineral
Claims of undetermined commercial value located in the area of Cariboo District, British Columbia with Tenure Numbers
506325,506328,506333,506335,506336 and 506337.

2.	 Georgia is desirous of acquiring the rights to mine claims
number 506335, 506336 and 506337. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office.


3.	Consideration. The purchase price for the Burns Claim number
506335, 506336, 506337 is $285,000 (Two Hundred Eighty Five
Thousand Canadian Dollars) of which, Georgia has paid to Firstline the sum of $35,000 (Thirty Five Thousand Canadian
Dollars) as consideration for the three claims. The remainder balance of $250,000 will be paid in two installments as follow:
(i) $125,000 is payable on June 30, 2006. (ii) $125,000 is
payable on June 2007.

4.	Georgia is to start exploration program on the three minerals as soon as it becomes a trading company on a United States national market and will have one year from the date it becomes a publicly trading company to complete its exploration program on the three claims.


5.	Firstline will have the option to call back its three mineral claims if Georgia defaulted as to the conditions mentioned in 3 and 4 above.

6.	Firstline will provide Georgia with the Maps for the three
claims, Geological report and laboratory test results that were conducted in the year 2004




IN WITNESS WHEREOF the parties hereto have executed this agreement this 30 day of July 2005.



GEORGIA INTERNATIONAL MINING CORPORATION



Per:__________Mark Hague (signed)______________________________
       Authorized Signatory



FIRSTLINE ENVIRONMENTAL SOLUTIONS INC.




Per:______Evan Brett (signed)___________________________________
       Authorized Signatory